UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 16, 2016, Lincoln Electric Holdings, Inc. (the “Company”) announced that it acquired Vizient® Manufacturing Solutions (“Vizient”), a privately held robotic integrator specialized in custom engineered tooling and automated arc welding systems for general and heavy fabrication applications. Vizient is headquartered and operates in Bettendorf, Iowa and has operations in Brazil. Annual sales are approximately $40 million. Terms of the transaction were not disclosed.

A copy of the press release issued by the Company related to the acquisition of Vizient is attached hereto as Exhibit 99.1. The press release is also available on the Company’s website at www.lincolnelectric.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s press release dated May 16, 2016 announcing the acquisition of Vizient.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: May 16, 2016	By:	/s/ Frederick G. Stueber
Frederick G. Stueber, Executive Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	The Company’s press release dated May 16, 2016 announcing the acquisition of Vizient.